Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of June 14, 2007)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $ 000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Stacked Ready	NA	NA	Actively Marketing

Rig 15	Baker Marine Big Foot III	85	GOM	Stacked Ready	NA	NA	Actively Marketing

Rig 20	Bethlehem JU 100 MC	100	GOM	Stacked Ready	NA	NA	Six months contract with Energy XXI beginning early July. Dayrate 66-68. Reprice at 90 days at mutually agreed dayrate.

Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Sep-07	67-69	Began new contract 4/1/07. Reprice at 90 days at +/- 15% max change.

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Sep-07	67-69	Began new contract 4/1/07. Reprice at 90 days at +/- 15% max change.

Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Increasing maximum water depth capability to 250’, expanding quarters capacity to 100 from 80, as well as making improvements to variable deck load and maximum drilling depth. Estimated upgrade cost of approx. $50.1MM. Expected completion July 07. Bidding internationally.

Rig 30	Bethlehem JU 250 MS	250	GOM	Helis	Jul-07	84-86	Completing 5th of 6 wells on contract. Will be down for +/- 15 days in July for top drive replacement.

International
Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70

Rig 31	Bethlehem JU 250 MS	250	India	Cairn	Oct-07	139-141	One well remaining on original contract. Cairn has exercised 2 one-well options, keeping the rig on contract through Oct 07. Cairn has an additional 3 one-well options.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

		May 2007
Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
Gulf of Mexico
260	1	1	$30,333	31	100%
230	3	3	28,223	62	67%	One vessel in for repairs May through mid-July
190-215	6	6	22,202	125	67%	Two vessels in drydock in May, one vessel in drydock in June
170	2	2	18,873	40	65%	One vessel in for repairs May through mid-July(4)
140-150	6	6	10,051	124	67%	Two vessels in drydock in May and June
120-130	14	14	8,614	281	65%	Six vessels in drydock during May, four vessels in drydock in June
105	15	14	7,233	364	84%	One vessel in drydock in June

Sub-total/Average	47	46	12,191	1,027	72%

West Africa
170-215	2	2	$25,940	50	81%	One vessel in drydock May 1st-24th, then moved to standby(5). One vessel on full rate. One vessel under contract until August, one vessel under contract until April 08.
140-150	4	4	9,806	122	98%	One vessel in drydock mid-May through June. Two vessels on standby(5). One vessel under contract through June and two through August 07.
120-130	7	7	8,219	189	87%	Three vessels in drydock in May, two vessels in drydock in June. Four vessels on standby(5). Two vessels under contract through June and one through August 07.
105	4	4	9,363	93	75%	One vessel in drydock in May. Two vessels on standby(5).

Sub-total/Average	17	17	10,831	454	86%

Total/Average	64	63	11,774	1,481	76%

Note:

(1)	Actively marketed liftboats excludes one cold-stacked 105’ class liftboat that is undergoing refurbishment until September 2007.
(2)	Includes reimbursables.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.
(4)	Second quarter operating expenses will include a $1 million insurance deductible for damage to the Mako .
(5)	Nigeria vessels on standby are expected to earn 75% of normal operating rate during the periods of standby. These vessels are operating for Chevron which has temporarily suspended certain operations in Nigeria in response to unrest arising out of the recently held local and national elections.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.